Yelp Announces Third Quarter 2012 Financial Results

Net Revenue Increases 63% Over Third Quarter 2011

SAN FRANCISCO, Nov. 1, 2012 /PRNewswire/ -- Yelp Inc. (NYSE: YELP), the company that connects consumers with great local businesses, today announced financial results for the third quarter ended September 30, 2012.

(Logo: http://photos.prnewswire.com/prnh/20050511/SFW134LOGO)

  Net revenue was $36.4 million in the third quarter of 2012, reflecting 63% growth in net revenue from the third quarter of 2011
  Cumulative reviews grew 49% year over year to more than 33 million
  Average monthly unique visitors grew 37% year over year to approximately 84 million*
  Active local business accounts grew 82% year over year to approximately 35,500

Net loss in the third quarter of 2012 was $2.0 million or $0.03 per share, compared to a net loss of $3.8 million, or $0.24 per share, in the third quarter of 2011. Adjusted EBITDA for the third quarter of 2012 was approximately $2.2 million, compared to a loss of $882,000 for the third quarter of 2011.

Net revenue for the nine months ended September 30, 2012 was $96.4 million, an increase of 65% compared to $58.4 million in the same period last year. Net loss for the nine months ended was $13.8 million, or $0.27 per share, compared to a net loss of $7.8 million, or $0.52 per share, in the comparable period in 2011. Adjusted EBITDA for the first nine months of this year was approximately $2.8 million compared to a loss of $1.1 million for the first nine months last year.

"We had a great quarter, fueled by the rich, authentic local content created by Yelpers around the world," said Jeremy Stoppelman, Yelp's chief executive officer. "Our innovative drive and focus on community are key to capturing the opportunity before us. Mobile remains a top priority and we expect it to be a key driver of engagement and success in the future. As we continue to build Yelp communities around the world and connect consumers with great local businesses, we further fulfill our mission to be the de facto local search engine."

"We achieved record results in all of our financial and key operating metrics, with both revenue and Adjusted EBITDA ahead of our guidance," added Rob Krolik, Yelp's chief financial officer. "These results demonstrate that our playbook continues to deliver growth across our markets. Additionally, our recent acquisition of Qype will accelerate our expansion into key international markets such as Germany and the U.K."

Business Highlights

  New market expansion: Yelp continued to expand globally with the launches of Helsinki and Singapore. Singapore marks Yelp's first entry point into Asia.  As of the third quarter, there are 96 Yelp markets worldwide.
  Yelp Mobile:  Yelp mobile apps were used on approximately 8 million unique mobile devices on a monthly average basis for the third quarter and approximately 45% of all searches are now from our apps. We also redesigned business pages on the app to emphasize user engagement such as photos, tips and check-ins, putting mobile contribution opportunities front and center for the user.
  Early momentum in Apple iOS 6: In September, Yelp branded content was integrated into Siri and the new Apple "Maps" application on iOS 6, with links that take users directly to the Yelp app.
  Redesigned Homepage: Yelp launched its redesigned homepage, placing a greater emphasis on mobile activity from the user and his or her friends, including individual app activity and the user's social graph.
  Launch of gift certificates: Businesses can now sell gift certificates directly to consumers through their Yelp business profile, helping to turn existing customers into some of the best promoters.

Business Outlook

As of today, Yelp is providing guidance for its fourth quarter of 2012 and updating its full year 2012 revenue and adjusted EBITDA guidance.

  For the fourth quarter of 2012, net revenue is expected to be in the range of $40.0 million – $40.5 million representing growth of approximately 62% compared to the fourth quarter of 2011. Adjusted EBITDA is expected to be in the range of $1.25 million  -$1.5 million, which excludes a one-time charge of approximately $1 million related to the Qype acquisition.
  For the full year of 2012, net revenue is expected to be in the range of $136.4 million - $136.9 million, representing growth of approximately 64% compared to the full year of 2011. Adjusted EBITDA is expected to be in the range of $3.5 million to $4.0 million, which excludes a one-time charge of $1 million related to the Qype acquisition.

Quarterly Conference Call

Yelp will discuss its quarterly results today via teleconference at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access the call, please dial (866) 202-3048, or outside the U.S. (617) 213-8843, with Passcode 87903094, at least five minutes prior to the 1:30 p.m. Pacific Time start time. A live webcast of the call will also be available at http://www.yelp-ir.com under the Events & Presentations menu. An audio replay will be available between 3:30 p.m. Pacific Time November 1, 2012 and 11:59 p.m. Pacific Time November 15, 2012 by calling (888) 286-8010 or (617) 801-6888, with Passcode 46584870. The replay will also be available on the Company's website at http://www.yelp-ir.com/ for approximately 90 days after the call.

About Yelp

Yelp Inc. (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp communities have taken root in major metros across the US, Canada, UK, Ireland, France, Germany, Austria, The Netherlands, Spain, Italy, Switzerland, Belgium, Australia, Sweden, Denmark, Norway, Finland, Singapore and Poland. Yelp had a monthly average of approximately 84 million unique visitors in the third quarter 2012*. By the end of the same quarter, Yelpers had written more than 33 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists. Yelp's mobile applications were used on approximately 8.2 million unique mobile devices on a monthly average basis during the third quarter 2012.

* Source: Google Analytics

Non-GAAP Financial Measures

This press release includes information relating to Adjusted EBITDA, which the Securities and Exchange Commission has defined as a "non-GAAP financial measures." Adjusted EBITDA has been included in this press release because it is a key measure used by the Company's management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs;
  adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
  adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
  other companies, including those in the Company's industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and the Company's other GAAP results. Additionally, the Company has not reconciled adjusted EBITDA guidance to net income (loss) guidance because it does not provide guidance for other income (expense) and provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see "Reconciliation of Net Loss to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on the Company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding expected financial results for the fourth quarter and full year 2012, the future growth in Company revenue and continued investing by the Company in its future growth and the Company's ability to build Yelp communities internationally and expand its markets. The Company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the Company's short operating history in an evolving industry; the Company's ability to generate sufficient revenue to achieve or maintain profitability, particularly in light of its significant ongoing sales and marketing expenses; the Company's ability to successfully manage acquisitions of new businesses, solutions or technologies, including Qype; the Company's reliance on traffic to its website from search engines like Google, Bing and Yahoo!; the Company's ability to generate and maintain sufficient high quality content from its users; maintaining a strong brand and managing negative publicity that may arise; maintaining and expanding the Company's base of advertisers; changes in political, business and economic conditions, including any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the Company's ability to deal with the increasingly competitive local search environment; the Company's need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; the competitive and regulatory environment while the Company continues to expand geographically and introduce new products and as new laws and regulations related to Internet companies come into effect; and the Company's ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the Company's operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Quarterly Report on Form 10-Q at http://www.yelp-ir.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. Yelp assumes no obligation to update such statements. The results we report in our Quarterly Report on Form 10-Q for the three months ended September 30, 2012 could differ from the preliminary results we have announced in this press release.

Media Contact Information
Yelp Press Office
Stephanie Ichinose
(415) 908-3679
stephanie@yelp.com

Investor Relations Contact Information
The Blueshirt Group
Stacie Bosinoff, Nicole Gunderson
(415) 217-7722
yelp@blueshirtgroup.com

Yelp Inc. Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$ 123,083	$ 21,736
Restricted cash	29	-
Accounts receivable, net	10,722	8,257
Prepaid expenses and other current assets	2,867	1,733
Total current assets	136,701	31,726
Property, equipment and software, net	12,623	9,881
Restricted cash	6,401	365
Other assets	807	1,849
Total assets	$ 156,532	$ 43,821

Liabilities redeemable convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$ 2,221	$ 2,973
Accrued liabilities	10,110	7,685
Deferred revenue	1,243	2,072
Total current liabilities	13,574	12,730
Long-term liabilities	2	3
Total liabilities	13,576	12,733

Commitments and contingencies

Redeemable preferred stock	-	55,435

Stockholders' equity (deficit)
Common stock	-	-
Additional paid-in capital	197,872	16,625
Accumulated other comprehensive income (loss)	152	271
Accumulated deficit	(55,068)	(41,243)
Total stockholders' equity (deficit)	142,956	(24,347)
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$ 156,532	$ 43,821

Yelp Inc. Condensed Consolidated Statements of Operations (In thousands, except per share amounts) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net revenue	$ 36,371	$ 22,302	$ 96,410	$ 58,380

Cost and expenses
Cost of revenue (1)	2,501	1,537	6,925	4,098
Sales and marketing (1)	21,302	14,897	60,404	38,515
Product development (1)	5,753	3,444	14,230	8,424
General and administrative (1)	6,987	4,766	23,679	11,967
Depreciation and amortization	1,780	1,047	4,802	2,790

Total cost and expenses	38,323	25,691	110,040	65,794
Loss from operations	(1,952)	(3,389)	(13,630)	(7,414)
Other income (expense), net	(14)	(326)	(23)	(143)
Loss before provision for income taxes	(1,966)	(3,715)	(13,653)	(7,557)
Provision for income taxes	(45)	(36)	(142)	(65)
Net loss	(2,011)	(3,751)	(13,795)	(7,622)
Accretion of redeemable convertible preferred stock	-	(47)	(31)	(141)
Net loss attributable to common stockholders	$ (2,011)	$ (3,798)	$ (13,826)	$ (7,763)

Net loss per share attributable to common stockholders:
Basic	$ (0.03)	$ (0.24)	$ (0.27)	$ (0.52)
Diluted	$ (0.03)	$ (0.24)	$ (0.27)	$ (0.52)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	61,267	15,511	51,176	15,020
Diluted	61,267	15,511	51,176	15,020

(1) Includes stock-based comensation expense as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cost of revenue	$ 27	$ 13	$ 85	$ 33
Sales and marketing	1,152	559	3,171	1,111
Research and development	466	237	1,009	557
General and administrative	689	651	7,356	1,810
Total stock-based compensation	$ 2,334	$ 1,460	$ 11,621	$ 3,511

Yelp Inc. Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)
	Nine Months Ended September 30,
	2012	2011
Operating activities
Net loss	$ (13,795)	$ (7,622)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	4,802	2,790
Provision for doubtful accounts	193	2
Stock-based compensation	11,621	3,511
Loss on disposal of assets and web-site development costs	25	9
Changes in operating assets and liabilities:
Accounts receivable	(2,657)	(1,169)
Prepaid expenses and other assets	(1,760)	(197)
Accounts payable and accrued expenses	672	1,991
Deferred revenue	(829)	389
Net cash (used in) provided by operating activities	(1,728)	(296)

Investing activities
Purchases of property, equipment and software	(3,484)	(2,760)
Capitalized website and software development costs	(2,334)	(1,608)
Change in restricted cash	(6,048)	(365)
Cash used in investing activities	(11,866)	(4,733)

Financing activities
Proceeds from initial public offering, net of offering costs	112,257	-
Proceeds from issuance of common stock	2,824	1,025
Net cash provided in financing activities	115,081	1,025

Effect of exchange rate changes on cash	(140)	58

Net increase in cash and cash equivalents	101,347	(3,946)
Cash and cash equivalents at beginning of period	21,736	27,074
Cash and cash equivalents at end of period	$ 123,083	$ 23,128

Yelp Inc. Reconciliation of Net Loss to Adjusted EBITDA (In thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net loss	$ (2,011)	$ (3,751)	$ (13,795)	$ (7,622)
Provision for income taxes	45	36	142	65
Other income (expense), net	14	326	23	143
Depreciation and amortization	1,780	1,047	4,802	2,790
Stock-based compensation	2,334	1,460	11,621	3,511
Adjusted EBITDA	$ 2,162	$ (882)	$ 2,793	$ (1,113)